      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 2000

                                                  REGISTRATION NO. 333-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                             UNION TANK CAR COMPANY
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                        (State or other jurisdiction of
                         incorporation or organization)
                                   36-3104688
                                (I.R.S. Employer

                             Identification Number)
                         ------------------------------
                           225 WEST WASHINGTON STREET
                            CHICAGO, ILLINOIS 60606
                                 (312) 372-9500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------
                            WILLIAM M. HOLZMAN, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60602
                                 (312) 269-8000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:
                             BARRY P. BIGGAR, ESQ.
                              MAYER, BROWN & PLATT
                                 1675 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 506-2500
                         ------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                         ------------------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED
                   TITLE OF EACH CLASS OF                         MAXIMUM AGGREGATE                AMOUNT OF
                SECURITIES TO BE REGISTERED                      OFFERING PRICE(1)(2)         REGISTRATION FEE(3)
----------------------------------------------------------------------------------------------------------------------
   Debt Securities, Pass Through Certificates and Senior
Secured Notes...............................................         $250,000,000                   $66,000
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee.

(2) Any offering of Debt Securities, Pass Through Certificates or Senior Secured Notes denominated in any foreign currency will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities, Pass Through Certificates or Senior Secured Notes from the registrant.

(3) Pursuant to Rule 429, two of the prospectuses filed as part of this Registration Statement also relate to the remaining unsold $52,148,000 principal amount of Debt Securities and Pass Through Certificates previously registered on a Registration Statement on Form S-3 (File No. 333-45105). A filing fee of $15,384 was paid with respect to these securities.
                         ------------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

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

                                EXPLANATORY NOTE

     This Registration Statement contains a prospectus relating to up to $302,148,000 aggregate principal amount of debt securities, a prospectus relating to up to $302,148,000 aggregate principal amount of pass through certificates and a prospectus relating to up to $250,000,000 aggregate principal amount of senior secured notes. The aggregate principal amount of each type of security that may be offered and sold pursuant to this Registration Statement is subject to reduction by the aggregate principal amount of each other type of security sold pursuant to this Registration Statement; provided that the sale of the first $52,148,000 aggregate principal amount of debt securities or pass through certificates (which securities were previously registered on a Registration Statement on Form S-3 (File No. 333-45105)) will not reduce the aggregate amount of senior secured notes that may be offered and sold hereunder.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY 18, 2000

PROSPECTUS

                             UNION TANK CAR COMPANY
                                DEBT SECURITIES
                           -------------------------

     This prospectus relates to the issuance of unsecured debt securities and other evidence of indebtedness by Union Tank Car Company.

ISSUANCE OF DEBT SECURITIES:

- Series may be periodically offered;

- Series may be denominated in U.S. dollars or other currencies or currency units; and

- Prices and terms will be determined at the time of sale.

The total aggregate principal amount (or, in the case of debt securities issued at a discount, the initial offering price) will not exceed US $302,148,000 (or the equivalent in foreign currencies or currency units).

FORMS THAT DEBT SECURITIES MAY TAKE:

- Registered form;

- Bearer form; or

- Global form.

     This prospectus is accompanied by a prospectus supplement which includes additional information as to a particular series of debt securities. We may not sell any debt securities without both this prospectus and a prospectus supplement.

INFORMATION FOUND IN THE PROSPECTUS SUPPLEMENT:

- Aggregate principal amount of the series of debt securities

- Denominations

- Maturity

- Interest rate

- Time of interest payments

- Any terms for redemption

- Any terms for sinking fund payments

- Initial public offering price

- Names of any underwriters or agents

- Terms of any underwriting arrangements

- Amounts to be purchased by underwriters or agents

- Compensation of underwriters or agents

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is             , 2000.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $302,148,000. This prospectus provides you with a general description of the debt securities we may offer.

     Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with additional information described in the section entitled "Where You Can Find More Information" on page 12.

     For more detail, you should read our registration statement and the exhibits filed with our registration statement.

                             UNION TANK CAR COMPANY

     We are principally engaged in the leasing of railway tank cars and other rail cars to United States, Canadian and Mexican manufacturers and other shippers of chemical products, including liquid fertilizers, petroleum products, including liquid petroleum gas, food products and bulk plastics. We own and operate one of the largest fleets of privately-owned railway tank cars in the world.

     We are a wholly-owned subsidiary of Marmon Industrial LLC, which is a wholly-owned subsidiary of Marmon Holdings, Inc. Substantially all the stock of Marmon Holdings, Inc. is owned, directly or indirectly, by trusts for the benefit of certain members of the Pritzker family. "Pritzker family" refers to the lineal descendants of Nicholas J. Pritzker, deceased.

     Our principal executive offices are located at 225 West Washington Street, Chicago, Illinois 60606, and our telephone number is (312) 372-9500.

                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of debt securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issuance of debt securities. These general corporate purposes may include, among other possible uses, financing the addition of railcars to our fleet, the repayment of indebtedness, capital expenditures and acquisitions. Pending such use, we may temporarily invest net proceeds in short-term securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of Union Tank and our consolidated subsidiaries for the periods indicated:

      YEARS ENDED DECEMBER 31,
-------------------------------------
1999    1998    1997    1996    1995
----    ----    ----    ----    ----
2.96x   3.23x   2.74x   2.84x   2.41x

     The ratio of earnings to fixed charges represents the number of times that interest expense, amortization of debt discount and the interest component of rent expense were covered by income before income taxes and cumulative effect of a change in accounting principle and such interest, amortization and the interest component of rentals.

              DESCRIPTION OF DEBT SECURITIES UNION TANK MAY OFFER

GENERAL

     As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an indenture. The indenture is a contract, dated as of January 16, 1997, between Union Tank and Harris Trust and Savings Bank, which acts as trustee.

     The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under "Remedies If an Event of Default Occurs" on page 13. Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

     The indenture and its associated documents contain the full legal text of the matters described in this section. A copy of the indenture may be obtained from Union Tank as described below under "Where You Can Find More Information" on page 12.

     Union Tank may issue as many separate series of debt securities under the indenture as it wishes. The indenture does not limit the amount of debt securities which we can issue.

     This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

     Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we described the meaning for only the more important terms. We also have included references in parentheses to certain sections of the indenture. Whenever Union Tank refers to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

     This summary also is subject to, and qualified by reference to, the description of the particular terms of the series of debt securities offered by a prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities that we may offer.

     Union Tank may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to those debt securities.

     In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and any pricing supplement relating to that series. The prospectus supplement relating to a series of debt securities will describe the following terms of the securities:

     - the title of the series of debt securities;

     - any limit on the aggregate principal amount of the series of debt securities;

     - the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

     - the date or dates on which the series of debt securities will mature;

     - the annual rate or rates, which may be fixed or variable, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

     - the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

     - the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

     - any mandatory or optional sinking funds or similar provisions or provisions that require us to redeem the debt securities or allow us to redeem the debt securities at our option;

     - the date and prices, if any, at which the series of debt securities may be redeemed and the other detailed terms and provisions of any optional or mandatory redemption provisions;

     - if other than denominations of $1,000 and any of its integral multiples, the denominations in which the series of debt securities will be issuable;

     - the currency of payment of principal, premium, if any, and interest on the series of debt securities;

     - if the currency of payment is subject to the election of Union Tank or a holder, the currencies which may be elected and the terms and conditions upon which the election can be made;

     - whether the provisions described under "Defeasance" on page 9 apply to the debt securities;

     - any event of default under the series of debt securities which is different from those described under "What is an Event of Default?" on page 10;

     - if the series of debt securities will be issuable only in the form of a global security, the depository or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

     - any other special feature of the series of debt securities.

LEGAL OWNERSHIP

STREET NAME AND OTHER INDIRECT HOLDERS

     We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of debt securities. This is called holding in street name. Instead, Union Tank will recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle voting if required;

     - whether and how you can instruct it to send you debt securities registered in your own name so that you can be a direct holder as described below; and

     - how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

DIRECT HOLDERS

     Our obligations, as well as the obligations of the trustee and those of any third parties employed by Union Tank or the trustee, run only to persons who are registered as holders of debt securities. As noted above, Union Tank does not have obligations to you if you hold debt securities in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment, even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

GLOBAL SECURITIES

     - WHAT IS A GLOBAL SECURITY? A global security is a special type of indirectly held security, as described above under "Street Name and Other Indirect Holders". If Union Tank chooses to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. Union Tank would do this by requiring that the global security be registered in the name of a financial institution it selects and by requiring that the debt securities represented by the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of a global security is called the depositary. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of securities will be issued only in the form of global securities.

     - SPECIAL INVESTOR CONSIDERATIONS FOR GLOBAL SECURITIES. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of debt securities and instead deal only with the depositary that holds the global security.

     If you are an investor, you should be aware that if debt securities are issued only in the form of global securities:

     - You cannot get debt securities registered in your own name.

     - You cannot receive physical certificates for your interest in the debt securities.

     - You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See "Legal Ownership -- Street Name and Other Indirect Holders" on page 4.

     - You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

     - The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. Union Tank and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interest in the global security. Union Tank and the trustee also do not supervise the depositary in any way.

     - SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED. In a few special situations described in the next paragraph, a global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You will have to consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. When a global security terminates, certificates will be issued in the names of registered holders specified by the depositary, not by Union Tank or the trustee. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled "Street Name and Other Indirect Holders" on page 4 and "Direct Holders" on page 5.

     The special situations in which a global security will be terminated are:

     - When the depositary notifies Union Tank that it is unwilling, unable or no longer qualified to continue as depositary.

     - When Union Tank notifies the trustee that it wishes to terminate the global security.

     - When an event of default on the securities has occurred and has not been cured. (Default is discussed later under "Events of Default" on page 10.)

The prospectus supplement may also describe additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement.

     In the remainder of this description "you" means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection on page 4 entitled "Street Name and other Indirect Holders".

OVERVIEW OF REMAINDER OF THIS DESCRIPTION

     The remainder of this description summarizes:

     - Additional Mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where Union Tank makes payments;

     - Your rights in several Special Situations, such as if Union Tank merges with another company, or if Union Tank wants to change a term of the debt securities;

     - The absence in the indenture of any promises by Union Tank about how it will run its business or any business action Union Tank promises to take, known as a Restrictive Covenant;

     - Defeasance clauses, which may allow for Union Tank to be completely released from its payment and other obligations on the debt securities or partially released from any restrictive covenants in the debt securities; and

     - Your rights if Union Tank Defaults or experiences other financial difficulties.

ADDITIONAL MECHANICS

     FORM, EXCHANGE AND TRANSFER

     Unless otherwise specified in a prospectus supplement, the debt securities will be issued:

     - only in fully registered form;

     - without interest coupons; and

     - in denominations that are even multiples of $1,000. (Section 2.2).

     You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal is not changed. (Section 2.8). This is called an exchange.

     You may exchange or transfer debt securities at the office of the trustee. The trustee acts as Union Tank's agent for registering debt securities in the names of holders and transferring debt securities. Union Tank may change this appointment to another entity or perform these functions itself. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 2.7).

     You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership. (Section 2.8).

     If the debt securities are redeemable, neither the registrar nor Union Tank is required to register the transfer or exchange of debt securities during the period beginning 15 days before the day Union Tank mails the notice of redemption and ending on the day on which the notice of redemption if first published. Union Tank may also refuse to register transfers or exchanges of debt securities selected for redemption, except that Union Tank will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 2.8).

     PAYMENT AND PAYING AGENTS

     Union Tank will pay interest to you, if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the date interest is actually paid. That particular day, usually about two weeks in advance of the payment date, is called the regular record date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that Union Tank will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

     Union Tank will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. Union Tank may choose to pay interest by mailing checks.

     Street name and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

     Union Tank may also arrange for additional payment offices, and may cancel or change these offices, including its use of the trustee's corporate trust office. These offices are called paying agents. Union Tank may also choose to act as its own paying agent. Union Tank must notify the trustee of the name and address of any paying agent that is not a party to the indenture. (Section 2.4)

     NOTICES

     Union Tank and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee's records. (Sections 4.2 and 7.6).

SPECIAL SITUATIONS

     MERGERS AND SIMILAR EVENTS

     Union Tank is generally permitted to consolidate or merge with another person. We are also permitted to sell or lease substantially all of our assets to another person. However, we may not take any of these actions unless the following conditions are met:

     - Where Union Tank merges out of existence or sells or leases substantially all of its assets, the other person must be a corporation organized under the laws of any state or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

     - Immediately after giving effect to the merger, sale of assets or other transaction, Union Tank must not be in default on the debt securities. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if Union Tank were to be given a notice of default or if the event were to exist for a specific period of time. (Section 5.1).

Following the consolidation or merger with or sale or lease of assets to another person, that person will be substituted for Union Tank under the indenture, and, except in the case of a lease, all obligations of Union Tank under the indenture and the debt securities will terminate.

     MODIFICATION AND WAIVER

     There are three types of changes Union Tank can make to the indenture and the debt securities.

     CHANGES REQUIRING YOUR APPROVAL. We cannot make the following changes to your debt securities without your specific approval:

     - change the rate of interest or the time of payment of any debt security;

     - change the principal amount of or the stated maturity of any debt security;

     - reduce any premium payable upon the redemption of any debt security;

     - waive a default in the payment of the principal of or interest on any debt security;

     - change the currency of payment on a debt security;

     - impair your right to sue for payment;

     - reduce the percentage of the principal amount of debt securities the consent of which is needed to modify or amend the indenture;

     - reduce the percentage of the principal amount of debt securities the consent of which is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

     - modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 9.2).

     CHANGES REQUIRING A MAJORITY VOTE. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by the holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities as described in the next paragraph. (Section 9.2). Union Tank may obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, Union Tank cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed and described previously on page 8 under "Changes Requiring Your Approval" unless Union Tank obtains a consent to the waiver from every holder of the affected debt securities. (Section 9.2).

     CHANGES NOT REQUIRING APPROVAL. The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to changes to:

     - cure any ambiguity, defect or inconsistency in the indenture or in the debt securities;

     - provide for the assumption of all the obligations of Union Tank under the debt securities and under the indenture by any corporation in connection with a merger, consolidation, or transfer or lease of substantially all of our assets;

     - secure the debt securities;

     - provide for uncertificated debt securities in addition to or in place of certificated debt securities;

     - make any change that does not adversely effect the rights of any holder of a debt security;

     - provide for the issuance of and establish the form and terms and conditions of a series of debt securities; or

     - add to rights of holders of debt securities. (Section 9.1).

ABSENCE OF RESTRICTIVE COVENANTS

     The indenture does not contain any promises by Union Tank on how it will operate its business and does not restrict Union Tank's ability to incur debt or grant liens on its assets. Similarly, the indenture does not contain any "event risk" provisions that may afford holders of debt securities protection in the event of a highly leveraged transaction involving Union Tank. If Union Tank determines to include such a promise for the benefit of a particular series of debt securities, that promise, or restrictive covenant, will be described in the prospectus supplement relating to that series of debt securities.

DEFEASANCE

     Union Tank may be completely released from its payment and other obligations on the debt securities or may be released from certain events of default as described below. The following discussion of defeasance, satisfaction and discharge will be applicable to your series of debt securities unless Union Tank chooses not to have them apply to that series, in which case it will state that in the prospectus supplement. (Section 8.1).

     FULL DEFEASANCE

     Union Tank can legally release itself from certain obligations on the debt securities of a series, called defeasance, if Union Tank puts in place the following arrangement for you to be repaid:

     - Union Tank must deposit with the trustee, in trust, at or before maturity, for your benefit and the benefit of all holders of the debt securities of that series a combination of money and U.S. government notes or bonds or notes or obligations guaranteed by the U.S. government that, in the opinion of a nationally recognized firm of independent public accountants chosen by Union Tank, will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. (Section 8.1).

     Defeasance of the debt securities would be subject to the satisfaction of certain conditions, including:

     - There cannot be an event of default on the date Union Tank makes the deposit in trust;

     - Your interest and all other holders of debt securities in the deposit must be perfected; and

     - The deposit must not result in the breach by Union Tank of any of its material agreements. (Section 8.1).

     SATISFACTION AND DISCHARGE

     If we are able to defease the debt securities, as described above, and satisfy certain other conditions, Union Tank will be released from its obligations to pay principal and interest on the debt securities when due, and you would have to rely solely on the money or securities deposited in trust for repayment of the debt securities. You could not look to Union Tank for repayment.

     The conditions that must be satisfied include, except in limited circumstances involving a deposit made within one year of maturity of the debt securities:

     - There cannot be an event of default on the date we make the deposit or on the 91st day after we make the deposit; and

     - Union Tank must deliver to the trustee a legal opinion of nationally recognized tax counsel confirming that Union Tank may make the deposit of money or securities without causing you to be taxed on the debt securities any differently than if Union Tank did not make the deposit and instead repaid the debt securities in accordance with their terms.

DEFAULT AND RELATED MATTERS

     RANKING

     The debt securities are not secured by any of Union Tank's property or assets. Therefore, your ownership of debt securities means you are one of Union Tank's unsecured creditors. The debt securities are not subordinated to any of Union Tank's other debt obligations and therefore they rank equally with all of Union Tank's other unsecured and unsubordinated indebtedness.

     EVENTS OF DEFAULT

     You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

     WHAT IS AN EVENT OF DEFAULT? The term "Event of Default" means any of the following:

     - Union Tank does not pay the principal of a debt security on its due date.

     - Union Tank does not pay interest on a debt security within 30 days of its due date.

     - Union Tank does not deposit money in a separate account, known as a sinking fund, when a deposit is due.

     - Union Tank remains in breach of any agreement of Union Tank contained in the indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the outstanding principal amount of debt securities of the affected series.

     - Union Tank files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

     REMEDIES IF AN EVENT OF DEFAULT OCCURS. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series and any accrued interest to be due and immediately payable. In the case of original issue discount securities, the trustee or the required percentage of holders may declare due and payable the portion of the principal amount that is specified in the terms of the affected debt security. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if all events of default have been cured or waived but only before a judgment or decree based on the acceleration has been obtained. (Section 6.2).

     Please refer to the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of original issue discount securities upon the occurrence of an event of default.

     Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 7.1). If reasonable indemnity is provided, subject to some limitations, the holders of a majority of the outstanding principal amount of the securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 6.5).

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

     - You must give the trustee written notice that an event of default has occurred and remains uncured.

     - The holders of 25% of the outstanding principal amount of all the securities of the relevant series must make a written request that the trustee take action because of an event of default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

     - The trustee must have not taken action for 60 days after receipt of the above written request and offer of indemnity and no directions inconsistent with the above written request must have been given to the trustee by the holders of a majority of the outstanding principal amount of the debt securities during such period. (Section 7.6).

     However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 7.7).

     Street name and other indirect holders should consult their banks, brokers or other financial institutions for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

OUR RELATIONSHIP TO THE TRUSTEE

     Harris Trust and Savings Bank is the trustee under other indentures and agreements to which we are a party; certain of these agreements relate to indebtedness which is secured. If an event of default occurred under the indenture relating to the debt securities or one of these other indentures or agreements, Harris Trust and Savings Bank may be deemed to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939 and, therefore, may be required to resign as trustee.

                              PLAN OF DISTRIBUTION

     Union Tank may sell debt securities:

     - to or through underwriters;

     - through agents;

     - through dealers; or

     - through a combination of these methods.

     The distribution of the debt securities may be effected from time to time in one or more transactions at (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) prices related to the prevailing market prices at the time of sale, or (iv) negotiated prices.

     The prospectus supplement for each series of debt securities will describe:

     - the terms of the offering of those debt securities, including the names of any agents or underwriters;

     - the public offering or purchase price;

     - any discounts and commissions to be allowed or paid to the agents or underwriters and all other items which are underwriting compensation;

     - any discounts and commissions to be allowed or paid to dealers; and

     - other specific terms of the particular debt securities.

     Only the agents or underwriters named in a particular prospectus supplement are agents or underwriters in connection with the debt securities being offered by that prospectus supplement.

     Underwriters, agents and dealers may be entitled, under agreements with Union Tank, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

     Each series of debt securities will be a new issue of securities and will not have an established trading market. Union Tank will not list any series of debt securities on an exchange. No assurance can be given that you will be able to resell any debt securities that you may purchase.

     Underwriters, dealers or agents may engage in transactions with, or perform services for, Union Tank or its affiliates in the ordinary course of business.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities offered hereby will be passed upon for us by Neal, Gerber & Eisenberg, Chicago, Illinois, and for any agents, dealers or underwriters by Mayer, Brown & Platt, New York, New York.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any documents we file at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filing we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 until we sell all the debt securities. This prospectus is part of a registration statement we filed with the SEC.

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1999;
       and

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     We will provide without charge to each person to whom this prospectus is delivered, upon written request, a copy (without exhibits) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be directed to the General Counsel and Secretary, Union Tank Car Company, 225 West Washington Street, Chicago, Illinois 60606, telephone (312) 372-9500.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY 18, 2000

PROSPECTUS

                             UNION TANK CAR COMPANY
                           PASS THROUGH CERTIFICATES

                           -------------------------

     This prospectus relates to the issuance of pass through certificates by one or more pass through trusts to be formed by Union Tank.

THE CERTIFICATES:

- Will be issued in one or more series with distribution rates and distribution dates specified in the prospectus supplement;

- Will represent interests in the relevant pass through trust only and will be repaid only from the assets of that trust, and will not represent obligations of, or be guaranteed by, Union Tank; and

- Will be issued in registered form and may be issued through a book-entry system.

The aggregate public offering price of the certificates will not exceed $302,148,000.

EACH PASS THROUGH TRUST:

- Will issue one or more series of certificates;

- Will use the proceeds of each series of certificates to purchase equipment notes of one or more series, each with an interest rate equal to the rate on that series of certificates and with a maturity date on or prior to the final distribution date for that series of certificates; and

- Will pass through to certificateholders the principal and interest paid on the equipment notes that it owns.

THE EQUIPMENT NOTES:

- Will be issued in series;

- Will be issued in connection with one or more leveraged lease transactions to finance or refinance a portion of the cost of certain railcars leased to us;

- Will not be our obligation and will not be guaranteed by us, but amounts unconditionally payable by us under the equipment lease will be sufficient to make all payments required under those equipment notes when due; and

- Will be secured by the railcars specified in the prospectus supplement and by the interest of the lessor in that lease.

     This prospectus is accompanied by a prospectus supplement which includes additional information as to the particular series of certificates being sold and the underlying equipment notes. We may not sell any certificates without both this prospectus and a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this prospectus is                , 2000.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, the certificates described in this prospectus may be sold in one or more offerings up to a total dollar amount of $302,148,000. This prospectus provides you with a general description of the certificates that may be offered.

     Each time certificates are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled "Where You Can Find More Information" on page 23.

     For more detail, you should read our registration statement and the exhibits filed with our registration statement.

                             UNION TANK CAR COMPANY

     We are principally engaged in the leasing of railway tank cars and other rail cars to United States, Canadian and Mexican manufacturers and other shippers of chemical products, including liquid fertilizers, petroleum products, including liquid petroleum gas, food products and bulk plastics. We own and operate one of the largest fleets of privately-owned railway tank cars in the world.

     We are a wholly-owned subsidiary of Marmon Industrial LLC, which is a wholly-owned subsidiary of Marmon Holdings, Inc. Substantially all of the stock of Marmon Holdings, Inc. is owned, directly or indirectly, by trusts for the benefit of certain members of the Pritzker family. "Pritzker family" refers to the lineal descendants of Nicholas J. Pritzker, deceased.

     Our principal executive offices are located at 225 West Washington Street, Chicago, Illinois 60606, and our telephone number is (312) 372-9500.

                                GENERAL OUTLINE

     The certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a trust will be the beneficiaries of that trust. The beneficial interest in a trust represented by a certificate will be a percentage interest in the property of that trust. The beneficial interest will be equal to the original face amount of that certificate divided by the original face amount of all the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the trust that issued that certificate. Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate trust.

     The property that will be held by each trust will include equipment notes secured by certain railcars leased to us. Payments of principal and interest on the equipment notes owned by a trust will be passed through to holders of the certificates issued by that trust in accordance with the terms of the trust supplement for that trust.

     We have entered into a pass through trust agreement with Bank One, National Association, as trustee, in anticipation of offerings of certificates. In connection with issuance of each series of certificates, we will enter into a separate trust supplement. The trust supplement with respect to each series of certificates will form a separate trust for that series.

     The trustee will enter into one or more purchase or participation agreements in connection with each series of certificates relating to one or more leveraged lease transactions. Under a participation agreement, the trustee will agree to purchase one or more equipment notes to be issued under an indenture. Each equipment note will relate to certain railcars or "equipment units" that are leased to us, as described in the applicable prospectus supplement.

     The equipment notes in each trust will have an interest rate equal to the rate applicable to the certificates issued by that trust. Also, the equipment notes in each trust will have identical priority of payment relative to any other equipment notes issued under the same indenture. The maturity dates of the equipment notes in each trust will occur on or before the final distribution date applicable to the certificates that will be issued by that trust.

     The trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the equipment notes to the registered holders of certificates of the trust in which those equipment notes are held.

     Each series of equipment notes will be issued by an owner trustee under an indenture between the owner trustee and an indenture trustee. The owner trustee and the indenture trustee for each series of equipment notes will be specified in the related prospectus supplement.

     The owner trustee will not be acting in its individual capacity, but solely as owner trustee of a separate trust for the benefit of one or more institutional investors, called "owner participants." With respect to the equipment units purchased by an owner trustee, the related owner participant(s) will provide, from sources other than the equipment notes, a portion of the cost of the related equipment units. No owner participant will be personally liable for any amount payable under the related indenture or the related equipment notes.

     All equipment units will be leased by the related owner trustee to us pursuant to a separate lease agreement.

                                USE OF PROCEEDS

     The trustee will use the proceeds of the certificates for the purchase of one or more equipment notes. The equipment notes will be issued to finance or refinance the debt portion of one or more separate leveraged lease transactions entered into by us, as lessee of certain equipment units.

     To the extent that any proceeds of any offering of certificates are not used to purchase equipment notes on the date of issuance of those certificates, those proceeds will be held for the benefit of certificateholders. If those proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, they will be returned to the certificateholders. See "Description of Certificates -- Delayed Purchase of Equipment Notes" on page 14 for a description of the procedure for delayed purchase of equipment notes.

     The prospectus supplement with respect to each series of certificates will provide additional details regarding the use of proceeds of the certificates and the use of proceeds of the equipment notes to be purchased by the trust.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of Union Tank and its consolidated subsidiaries for the periods indicated:

      YEARS ENDED DECEMBER 31,
-------------------------------------
1999    1998    1997    1996    1995
----    ----    ----    ----    ----
2.96x   3.23x   2.74x   2.84x   2.41x

     The ratio of earnings to fixed charges represents the number of times that interest expense, amortization of debt discount and the interest component of rent expense were covered by income before income taxes and cumulative effect of a change in accounting principle and such interest, amortization and the interest component of rentals.

                        DESCRIPTION OF THE CERTIFICATES

     In connection with each offering under this prospectus and accompanying prospectus supplement, we will form one or more separate trusts and those trusts will issue one or more series of certificates. Each series of certificates will be issued pursuant to the pass through trust agreement and a trust supplement between the trustee and us. The statements made under this caption are summaries of detailed provisions of the pass through trust agreement.

     We have filed a copy of the pass through trust agreement with the Securities and Exchange Commission ("SEC") as an exhibit to the registration statement. In addition, we will file with the SEC forms of each of the agreements listed below and discussed in this prospectus or the accompanying prospectus supplement.

     - trust supplement

     - participation agreement

     - indenture

     - lease; and

     - trust agreement.

You should refer to those agreements for more information regarding the terms discussed in this prospectus and accompanying prospectus supplement. See "Where You Can Find More Information" on page 23 for information on documents we file with the SEC. The summaries contained in this prospectus and the accompanying prospectus supplement are qualified in their entirety by reference to those filed agreements.

     The certificates offered pursuant to this prospectus will be limited to $302,148,000 aggregate public offering price.

     To the extent that any provision in the accompanying prospectus supplement is inconsistent with this summary, the prospectus supplement will control.

GENERAL

WHAT THE CERTIFICATES REPRESENT

     Each certificate will represent a fractional undivided interest in the trust created by the pass through trust agreement and the related trust supplement. All payments and distributions will be made only from the property of the related trust, called the "trust property". The trust property will include:

     - The equipment notes held in that trust;

     - All monies at any time paid, due and to become due on those equipment notes; and

     - Funds from time to time deposited with the trustee for the account of the trust.

     The certificates will be issued in minimum denominations of $1,000 or an integral multiple of that amount. One certificate of each series, however, may be issued in a different denomination.

WHAT THE CERTIFICATES DO NOT REPRESENT

     The certificates do not represent an interest in or an obligation of Union Tank, the trustee, any of the indenture trustees or owner trustees in their individual capacities, any owner participant or any of their respective affiliates. By accepting a certificate, you agree to look solely to the income and proceeds from the trust property as provided in the pass through trust agreement and the applicable trust supplement.

ISSUANCE OF EQUIPMENT NOTES

     The equipment notes issued under a particular indenture may be held in more than one trust. One trust may hold equipment notes issued under more than one indenture.

PASS THROUGH OF INTEREST PAID ON EQUIPMENT NOTES

     Interest paid on the equipment notes will be passed through to certificateholders of each trust. The rate of payment to certificateholders will be the same annual rate payable on the equipment notes held by that trust. This rate will be set forth for each trust on the cover page of the applicable prospectus supplement.

DESCRIPTION OF INFORMATION CONTAINED IN PROSPECTUS SUPPLEMENTS

     You should consult the related prospectus supplement for a description of the specific series of certificates. The information in the related prospectus supplement will include the following:

     - Specific designation and title of the certificates;

     - Aggregate principal amount of each series of certificates;

     - Regular distribution dates and special distribution dates applicable to those certificates;

     - Distribution rates on those certificates;

     - Currency or currencies in which the certificates may be denominated;

     - Specific form of the certificates, including whether or not the certificates are to be issued through a book-entry system;

     - Any related lease arrangements;

     - Description of the equipment notes to be purchased by the trust, including:

      -- the terms and conditions upon which the equipment notes may or must be redeemed or defeased by the owner trustee, and

      -- the interest rate and payment dates of the equipment notes.

     - Description of the equipment units;

     - Description of the related indentures, including:

      -- a description of the events of default under the indentures,

      -- the remedies exercisable upon the occurrence of events of default, and

      -- any limitations on the exercise of those remedies with respect to the related equipment notes;

     - A description of the related leases, trust agreements and participation agreements, including:

      -- the names of the related owner trustees,

      -- a description of the events of default under the leases, the remedies exercisable upon the occurrence of those events of default and any limitations on the exercise of those remedies,

      -- a description of the events of loss with respect to the related equipment units and any right we may have to replace equipment units, and

      -- any rights of the owner trustee or owner participant to cure our failures to pay rent under the related lease;

     - Description of the terms of any underwriting arrangement, including:

          -- the names of any underwriters or agents, and

          -- the amounts of be purchased by underwriters or agents, and

          -- the compensation of underwriters or agents;

     - The extent, if any, to which the documents governing the equipment notes may be amended by the parties to those documents and whether the consent of the holders of the equipment notes is necessary for amendment; and

     - Any other special terms pertaining to the relevant certificates.

BOOK-ENTRY REGISTRATION

GENERAL

     The prospectus supplement for each series of certificates will state whether those certificates will be subject to the following provisions and the provisions under the caption "Definitive Certificates" on page 8.

     Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a prospectus supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC's nominee, Cede & Co. ("Cede"). No person acquiring an interest in certificates (a "certificate owner") will be entitled to receive a certificate representing their interest in those certificates unless and until a definitive certificate is issued, as described under "Definitive Certificates" on page 8.

     Unless and until definitive certificates are issued, all references to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC Participants. All references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of those certificates, or to DTC Participants for distribution to certificate owners in accordance with DTC procedures.

DTC AND DTC PARTICIPANTS

     DTC is:

     - A limited purpose trust company organized under the laws of the State of New York;

     - A member of the Federal Reserve System;

     - A "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - A "clearing agency" registered pursuant to section 17A of the Exchange
       Act.

     DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include:

     - Securities brokers and dealers

     - Banks

     - Trust companies

     - Clearing corporations

     Indirect access to the DTC system also is available to Indirect Participants that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly. Indirect Participants may include:

     - Banks

     - Brokers

     - Dealers

     - Trust companies

PROCEDURES FOR TRANSFERS AND PAYMENTS

     Certificate owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC Participants and Indirect Participants. In addition, certificate owners will receive all distributions of principal and interest from the trustee through DTC, DTC Participants or Indirect Participants, as the case may be.

     Under a book-entry format, certificate owners may experience some delay in their receipt of payments, because the payments will be forwarded by the trustee to Cede, as nominee for DTC. DTC will forward those payments in same-day funds to DTC Participants who are credited with ownership of the certificates. The amounts forwarded to DTC Participants will be proportionate to the principal amount of each DTC Participant's respective holdings of beneficial interests in the certificates. Subsequently, DTC Participants will forward payments to Indirect Participants or certificate owners, as the case may be, in accordance with customary industry practices. The forwarding of these distributions to the certificate owners will be the responsibility of the appropriate DTC Participants.

     Unless and until, if ever, the definitive certificates are issued, the only "certificateholder" will be Cede. Certificate owners will not be recognized by the trustee as certificateholders, as the term is used in the pass through trust agreement, and certificate owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the certificates among the DTC Participants for whom it is acting with respect to the certificates. DTC also is required to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. Similarly, the DTC Participants and Indirect Participants, with which certificate owners have accounts for their certificates, are required to make book-entry transfers and receive and transmit applicable payments on behalf of their respective customers. Accordingly, although certificate owners will not possess the certificates, the Rules provide a mechanism by which certificate owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a certificate owner to pledge its certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to its certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised Union Tank that it will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more of the DTC Participants to whose accounts the certificates are credited. Additionally, in the event any action requires approval by certificateholders of a particular percentage of beneficial interest in each trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy that percentage. DTC may take conflicting actions with respect to the undivided interests of DTC Participants who hold those undivided interests.

     Neither Union Tank nor the trustee will have any liability for:

     - Any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC; or

     - For maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Certificates will be issued in certificated form, called "definitive certificates", to certificate owners or their nominees, rather than to DTC or its nominee, only if:

     - Union Tank advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and Union Tank is unable to locate a qualified successor;

     - Union Tank, at its option, elects to terminate the book-entry system through DTC; or

     - After the occurrence of particular events specified in the related prospectus supplement, certificate owners with fractional undivided interests aggregating at least a majority in interest in the applicable trust advise the trustee, Union Tank and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the certificate owners' best interest.

     Upon the occurrence of any of these events, the trustee will be required to notify all certificate owners through DTC Participants of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the certificates and receipt of instructions for re-registration, the trustee will reissue the certificates as definitive certificates to certificate owners.

     If and when definitive certificates are issued to owners, distributions of principal, premium, if any, and interest with respect to certificates will be made in accordance with the procedures set forth in the pass through trust agreement and the applicable trust supplements. The trustee will make these distributions directly to holders in whose names the definitive certificates were registered at the close of business on the applicable record date. The distributions will be made by check mailed to the address of each applicable holder as it appears on the register maintained by the trustee. The final payment on any certificate, however, will be made only upon presentation and surrender of the certificate at the office or agency specified in the notice of final distribution to certificateholders.

     Definitive certificates will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the pass through trust agreement and the applicable trust supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

PAYMENTS AND DISTRIBUTIONS

GENERAL

     Payments of principal, premium, if any, and interest on the equipment notes held in a trust will be distributed by the trustee, upon receipt, to the certificateholders of that trust on the dates specified in the applicable prospectus supplement, except in certain cases. Payments may be affected when some or all of the equipment notes are in default as described in the applicable prospectus supplement.

SCHEDULED PAYMENTS

     Scheduled payments of principal of, and interest on, the unpaid principal amount of the equipment notes held in each trust will be scheduled to be received by the trustee on the regular distribution dates specified in the applicable prospectus supplement. These are called "scheduled payments." Each certificateholder of each trust will be entitled to receive a proportional share of any distribution of scheduled payments of principal and interest made on the equipment notes held in that trust.

SPECIAL PAYMENTS

     Special payments include all payments, other than scheduled payments received on a regular distribution date or within five days thereafter. Special payments would include payments of principal, premium, if any, and interest received by the trustee on account of the early redemption or purchase, if any, of the equipment notes relating to one or more equipment units held in a trust.

     Special payments received by the trustee relating to one or more equipment units will be distributed on the "special distribution date" determined by the method described in the applicable prospectus supplement. The trustee will mail notice of any anticipated special distribution date to the certificateholders of record of the applicable trust.

POOL FACTORS

     Certificateholders will receive periodic statements of the pool balance and pool factor with respect to the relevant trust. Those statements will provide information with respect to the remaining principal portion of the certificates issued by that trust. The "pool balance" indicates, as of any given date, the original aggregate face amount of the certificates of a trust less the aggregate amount of all principal payments made in relation to those certificates.

     The "pool factor" for each trust as of any date is the pool balance for that trust divided by the aggregate original face amount of certificates of that trust (rounded to the seventh decimal place).

     The pool factor for a trust will initially be 1.0000000 and will decline as a result of reductions in the pool balance of that trust. The amount of a certificateholder's proportional share of the pool balance of a trust will be the original denomination of the holder's certificate of that trust multiplied by the pool factor for that trust.

     The pool factor and the pool balance for each trust will be computed and mailed to the certificateholders on a regular distribution date or special distribution date. Each computation will give effect to (1) the payment of principal, if any, on the equipment notes or other trust property held in the trust and (2) the distribution of principal to be made on that date.

     In the event of an early redemption, a purchase of an issue of equipment notes by the related owner trustee after an indenture default or a default in the payment of principal in respect of one or more issues of the equipment notes held in a trust (if the applicable payment is not made within five days of the regular distribution date), the pool factor and the pool balance of each trust affected will be recomputed, after giving appropriate effect to that event. Notice of the recomputation will be mailed to the certificateholders of that trust.

REPORTS TO CERTIFICATEHOLDERS

     With each distribution of a scheduled payment or a special payment, the trustee will send to the certificateholders a statement giving effect to that distribution and setting forth the following information:

     - The amount of distribution allocable to principal and the amount allocable to premium, if any, per $1,000 aggregate principal amount of certificate for that trust, if any;

     - The amount of distribution allocable to interest, per $1,000 aggregate principal amount of certificate for that trust; and

     - The pool balance and the pool factor for that trust.

     If the certificates are registered in the name of DTC or its nominee, on the record date prior to each regular distribution date and special distribution date, the trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the certificates on that date. On each regular distribution date and special distribution date, the applicable trustee will mail to each of these DTC Participants the described statement and will make available additional copies as requested by them for forwarding to certificate owners.

     In addition, after the end of each calendar year, the trustee will prepare a report for each certificateholder of each trust at any time during the preceding calendar year. Each report will contain the sum of the distributions allocable to principal, premium, if any, and interest with respect to the trust for that calendar year. In the event a person was a certificateholder during only a portion of that calendar year, the report will contain the sum for the applicable portion of that calendar year. The report will also contain other items readily available to the trustee and which a certificateholder reasonably requests as necessary for the purpose of that certificateholder's preparation of its federal income tax return. The report and other items will be prepared on the basis of information supplied to the trustee by the DTC Participants and will be delivered by the trustee to those DTC Participants. The report will then be available for forwarding by DTC Participants to certificate owners.

     At the time, if any, certificates are issued in the form of definitive certificates, the trustee will prepare and deliver the information described above to each certificateholder of record of each trust as the name and period of ownership of that certificateholder appears on the records of the registrar of the certificates.

VOTING OF EQUIPMENT NOTES

     The trustee, as holder of the equipment notes held in each trust, has the right to vote, give consents or waivers or otherwise exercise rights as the holder of those equipment notes. The pass through trust agreement sets forth:

     - The circumstances under which the trustee will direct any action or case any vote as the holder of the equipment notes held in the applicable trust at its own discretion;

     - The circumstances in which the trustee will seek instructions from the certificateholders of the trust before taking action as the holder of equipment notes; and

     - If applicable, the percentage of certificateholders required to direct the trustee to take any action.

     Prior to an event of default with respect to any trust, the principal amount of the equipment notes held in that trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of certificates held by the certificateholders of that trust taking the corresponding position. Whenever the pass through trust agreement requires or permits actions to be taken based upon instructions or directions of certificateholders holding a specified percentage interest of a trust, DTC will be deemed to represent such percentage interest only to the extent that it has received instructions from certificate owners and/or DTC Participants owning or representing, respectively, the required percentage interest and has delivered such instructions to the trustee.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     You will have special rights if an event of default occurs and is not cured, as described later in this subsection. The prospectus supplement will specify the events of default under the pass through trust agreement and under the related indentures. The indenture defaults will include events of default under the related leases.

     Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same indenture will relate to specific equipment units and there will be no cross-collateralization or cross-default provisions in the indentures. Accordingly, events resulting in an indenture default under any particular indenture would not necessarily result in an indenture default occurring under any other indenture.

     The ability of the owner trustee or owner participant under an indenture to cure indenture defaults, including an indenture default that results from the occurrence of a lease event of default under the related lease, will be described in the prospectus supplement.

     The prospectus supplement related to a series of certificates will describe the circumstances under which the trustee of a trust may vote some or all of the equipment notes held in that trust. The prospectus supplement also will set forth the percentage of certificateholders of the trust entitled to direct the trustee to take any action with respect to the equipment notes of that trust. If the equipment notes outstanding under an indenture are held by more than one trust, then the ability of the certificateholders of any one trust to cause the indenture trustee with respect to any equipment notes held in the trust to accelerate those equipment notes or to direct the exercise of remedies by the indenture trustee under the applicable indenture will depend upon the proportion of the aggregate principal amount of the equipment notes outstanding under the applicable indenture and trust to the aggregate principal amount of all equipment notes outstanding under the indenture.

     If the equipment notes outstanding under an indenture are held by more than one trust, then each trust will hold equipment notes with different terms from the equipment notes held in the other trusts. The certificateholders of each trust may, therefore, have divergent or conflicting interests from those of the certificateholders of the other trusts holding equipment notes issued under the same indenture. For the same reason, so long as the same institution acts as trustee of each trust, in the absence of instructions from the certificateholders of any trust, the trustee for the trust might be faced with a potential conflict of interest upon an indenture default. In the event this sort of conflict of interest occurs, the trustee has indicated that it would resign as trustee of one or all of the related trusts, and a successor trustee would be appointed in accordance with the terms of the pass through trust agreement.

     The prospectus supplement for a series of certificates will specify whether and under what circumstances the trustee may sell all or part of the equipment notes held in the related trust. A "special payments account" will be established by the trustee for the benefit of the certificateholders of the applicable trust, and any proceeds received by the trustee upon any such sale will be deposited into that special payments account and distributed to the certificateholders of the applicable trust on a special distribution date.

     The market for equipment notes in default may be very limited, and the trustee may not be able to sell such equipment notes for a reasonable price. Furthermore, if the same institution acts as trustee of multiple trusts, it may be faced with a conflict in deciding from which trust to sell equipment notes to available buyers. If the trustee sells any equipment notes in default for less than their outstanding principal amount, the certificateholders of that trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Union Tank, any owner trustee, any owner participant or the trustee. Furthermore, unless otherwise specified in the applicable prospectus supplement, neither the trustee nor the certificateholders of that trust could take any action with respect to any remaining equipment notes held in that trust, so long as no related indenture defaults exist.

     The trustee will deposit in the special payments account for a trust, and will distribute to the certificateholders of that trust on a special distribution date, any amount, other than scheduled payments received on a regular distribution date or within five days of a regular distribution date, distributed to the trustee of that trust under any indenture on account of the equipment notes held in that trust. In addition, a prospectus supplement may provide that the applicable owner trustee may, under some circumstances, redeem or purchase the outstanding equipment notes issued under the applicable indenture. If any equipment notes are so redeemed or purchased, the price paid by the owner trustee to the trustee of any trust for those equipment notes will be deposited in the special payments account for that trust and will be distributed to the certificateholders of that trust on a special distribution date.

     The trustee will invest and reinvest, to the extent practicable, any funds held by the trustee in the special payments account for the related trust, pending the distribution of those funds on a special distribution date. Those investments would be made in "permitted investments" specified in the related prospectus supplement.

     The pass through trust agreement provides that the trustee of each trust will, within 90 days after the occurrence of a default in respect of that trust, mail to the certificateholders of that trust notice of all uncured or unwaived defaults with respect to that trust which are known to the trustee. Except in the case of default in the payment of principal, premium, if any, or interest on any of the equipment notes held in that trust, the trustee may withhold that notice if the trustee in good faith determines that the withholding of notice is in the interests of those certificateholders. The term "default" as used in this paragraph only means the occurrence of an indenture default with respect to equipment notes held in a trust, except that in determining whether any indenture default has occurred, any related grace period or notice will be disregarded.

     The pass through trust agreement contains a provision entitling the trustee of each trust, subject to the duty of the trustee during a default to act with the required standard of care, to demand reasonable security or indemnity from the certificateholders of that trust before proceeding to exercise any right or power under the pass through trust agreement at the request of those certificateholders.

     The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the trustee to waive, any past event of default related to that trust. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the trustee or the indenture trustee to waive, any past indenture default, and whether that percentage includes certificateholders of any other trust holding equipment notes issued under related indentures. A waiver by the relevant certificateholders of, or instruction by the relevant certificateholders to the trustee to waive, any past indenture default will annul any direction previously given.

MERGERS AND SIMILAR EVENTS

     We are generally permitted to consolidate or merge with another person. We are also permitted to sell or lease substantially all of our assets to another person or to buy or lease substantially all of the assets of another person. However, we may not take any of these actions unless all of the following conditions are met:

     - The surviving, successor or transferee person will:

      -- be organized and validly existing under the laws of the United States or any of its states or the District of Columbia;

      -- expressly assume all of our obligations contained in the pass through trust agreement and any trust supplement, the participation agreements, and the leases, and any other operative documents; and

     - Union Tank will have delivered a certificate and an opinion or opinions of counsel indicating that the relevant transaction, in effect, complies with these conditions.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENT

SUPPLEMENTAL AGREEMENTS ENTERED WITHOUT CONSENT

     The pass through trust agreement contains provisions permitting us, together with the trustee of each trust, to enter into supplemental trust agreements without the consent of the certificateholders of that trust to, among other things:

     - Provide for the formation of that trust and the issuance of a series of certificates;

     - Evidence the succession of another corporation to Union Tank and the assumption by that corporation of or obligations under the pass through trust agreement and the applicable trust supplement;

     - Add to our covenants for the benefit of the certificateholders, or to surrender any of our rights or powers under the pass through trust agreement;

     - Cure any ambiguity or correct or supplement any defective or inconsistent provision of the pass through trust agreement or the applicable trust supplement or to make any other provisions necessary to address related matters or questions that arise, provided that doing so does not materially adversely affect the interests of the certificateholders;

     - Cure any ambiguity or correct any mistake or to give effect or provide for replacement liquidity facilities, if applicable to the relevant certificates;

     - Comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

     - Modify, eliminate or add to the provisions of the pass through trust agreement to the extent necessary to continue the qualification of the pass through trust agreement, including any supplemental agreement, under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the pass through trust agreement any other provisions expressly permitted by the Trust Indenture Act, with some exceptions;

     - Provide for a successor trustee or to add to or change any provision of the pass through trust agreement as necessary to facilitate the administration of the related trusts by more than one trustee; and

     - Make any other amendments or modifications to the pass through trust agreement, provided the amendments or modifications will only apply to certificates issued after the relevant amendment.

     No supplemental trust agreement entered into under any of these provisions, however, will be permitted if it adversely affects the status of any trust as a grantor trust for U.S. federal income tax purposes.

SUPPLEMENTAL AGREEMENTS ENTERED WITH CONSENT

     The pass through trust agreement also contains provisions permitting us, together with the trustee of each trust, and with the consent of the certificateholders of that trust evidencing fractional undivided interests aggregating not less than a majority in interest of that trust, to execute supplemental trust agreements that add any provisions to or change or eliminate any of the provisions of the pass through trust agreement relating to that trust or the applicable trust supplement, or modify the rights of the certificateholders. No such supplemental trust agreement may, however, without the consent of each certificateholder to be affected:

     - Reduce in any manner the amount of, or delay the timing of, any receipt by the trustee of payments on the equipment notes held in the applicable trust or distributions related to any certificate, or change the date or place of any payment related to any certificate, or make distributions payable in coin or currency other than that provided for in the certificates, or impair the right of any certificateholder of the trust to institute suit for the enforcement of any applicable payment when due;

     - Permit the disposition of any equipment note held in the trust, except as provided in the pass through trust agreement or the applicable trust supplement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable equipment notes;

     - Reduce the percentage of the aggregate fractional undivided interests of the trust provided for in the pass through trust agreement or the applicable trust supplement, as the consent of the certificateholders of that trust required for any related supplemental trust agreement or for any waiver provided for in the pass through trust agreement or applicable trust supplement;

     - Modify any of the provisions relating to the rights of the relevant certificateholders with regard to the waiver of events of default or supplemental agreements, with some limited exceptions; or

     - Adversely affect the status of any trust as a grantor trust for U.S. federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The prospectus supplement will specify the trustee's obligations in the event the trustee, as the holder of any equipment notes held in a trust, receives a request for its consent to any amendment, modification or waiver under the indenture or other documents relating to the equipment notes, including any lease.

TERMINATION OF THE TRUSTS

     Our obligations and the obligations of the trustee with respect to a trust will terminate upon the distribution to certificateholders of that trust of:

     - All amounts required to be distributed to them pursuant to the pass through trust agreement and the applicable trust supplement; and

     - The disposition of all property held in that trust.

     Before termination, the trustee will send notice of the termination of that trust to each certificateholder of record. That notice will specify the amount of the proposed final payment and the proposed date for the distribution of the final payment for that trust.

     The final distribution to any certificateholder of a terminating trust will be made only upon surrender of that certificateholder's certificates at the office or agency of the trustee specified in the applicable notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     In the event that, on the issuance date of any certificates, all of the proceeds from the sale of those certificates are not used to purchase the equipment notes contemplated to be held in the related trust, the equipment notes may be purchased by the trustee at any time on or prior to the date specified in the applicable prospectus supplement. If such a delay occurs, any proceeds from the sale of certificates which are not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of those equipment notes. The arrangements with respect to the payment of interest on funds being held will be described in the applicable prospectus supplement. If the proceeds are not used to purchase the equipment notes by the relevant date specified in the applicable prospectus supplement, they will be returned to the holders of the applicable certificates.

THE TRUSTEE

REPRESENTATIONS, LIABILITIES, OBLIGATIONS AND POWERS

     Unless otherwise provided in the prospectus supplement for any series of certificates, the trustee for each series of certificates will be Bank One, National Association. The trustee makes no representations as to the validity or sufficiency of the pass through trust agreement, any trust supplement, any equipment notes or any other operative document. Unless otherwise specified in a Prospectus Supplement, Bank One, National Association will also be the indenture trustee under the indentures pursuant to which the equipment notes are issued.

     The trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith under the direction of the holders of a majority in principal amount of outstanding certificates of the series. If provided by the prospectus supplement, the trustee will not have any obligation to exercise any of its rights or powers under the pass through trust agreement at the request of any certificateholders, unless they have offered to the trustee indemnity satisfactory to it.

     The pass through trust agreement provides that the trustee, in its individual or fiduciary capacity, may acquire and hold certificates and, subject to some conditions, may otherwise deal with us and with any owner trustee with the same rights it would have if it were not the trustee.

     The trustee may resign from its position as trustee of any or all of the trusts at any time. Under some circumstances, the trustee could be faced with a potential conflict of interest as a result of its acting as trustee of one or more trusts and as indenture trustee with respect to one or more series of equipment notes. In such event, the trustee either would be required by the Trust Indenture Act of 1939 to resign as trustee of one or all of the trusts or has indicated that it would voluntarily so resign as trustee. If the trustee resigns for any reason, we will appoint a successor trustee. If the trustee ceases to be eligible to continue as trustee for any trust or becomes incapable of acting as trustee or becomes insolvent, we may remove that trustee. Also, any certificateholder holding certificates of that trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of an ineligible, incapable, or insolvent trustee and the appointment of a successor trustee. Any resignation or removal of the trustee and appointment of a successor does not become effective until acceptance of the appointment by the successor trustee. Under the resignation and successor trustee provisions, it is possible that different trustees could be appointed to act as successor trustees for each trust. All references in this prospectus to the trustee should be read to take into account the possibility that the trusts could have different successor trustees in the event of a resignation or removal.

FEES, EXPENSES AND INDEMNIFICATION

     The pass through trust agreement provides that we will pay the trustee's fees and expenses and will indemnify the trustee in accordance with each participation agreement with respect to certain taxes. To the extent not indemnified by the Company with respect to such taxes, the pass through trustee may be entitled to be reimbursed by the applicable trust.

OUR RELATIONSHIP TO THE TRUSTEE

     Bank One, National Association is the trustee under certain indentures and equipment trust agreements to which Union Tank is a party. These agreements relate to indebtedness which is secured. If an event of default occurred under the pass through trust agreement or one of the other agreements under which Bank One, National Association acts as trustee, Bank One, National Association may be deemed to have a conflicting interest with respect to the certificates for purposes of the Trust Indenture Act of 1939 and, therefore, may be required to resign as trustee. Bank One, National Association also provides customary banking services, including commercial credit facilities and standby letters of credit to Union Tank and certain of our affiliates. In 1998, Union Tank entered into a sale-leaseback transaction with a trust for the benefit of an affiliate of the trustee in which we sold to and leased back from the trust approximately $130,000,000 in rail cars. In 1992, we entered into a sale-leaseback transaction with a trust for the benefit of, among others, a subsidiary of Bank One, National Association's parent. In that transaction, Union Tank sold to and leased back from the trust approximately $118,000,000 in rail cars.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries of detailed provisions of the indentures and equipment notes. For more complete and detailed information, you should consult the entire prospectus and the applicable prospectus supplement. Additionally, we will file with the SEC forms of the indenture and equipment notes. You should refer to those agreements for more information regarding the terms discussed in this prospectus and the accompanying prospectus supplement. See "Where You Can Find More Information" on page 23 for more information on documents we file with the SEC. The summaries contained in this prospectus and the accompanying prospectus supplement are qualified in their entirety by reference to those filed agreements.

     To the extent that any provision in the accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

GENERAL

     Equipment notes will be issued under an indenture between an owner trustee and an indenture trustee that will be entered into in connection with a leveraged lease arrangement relating to equipment units. The owner trust administered by the owner trustee will be the owner of the equipment units. An owner participant will be the beneficiary of the owner trust. Equipment notes issued under an indenture will be nonrecourse obligations of the owner trust. Equipment notes will not be our obligations or the obligations of the applicable owner participant, and will not be enforceable against us or that owner participant. Equipment notes will be secured by the equipment units described in the applicable prospectus supplement and by certain rights of the owner trust under the related lease.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the trustee on the equipment notes held in each trust will be passed through to the certificateholders of that trust on the dates and at the annual rate set forth in the applicable prospectus supplement until the final distribution for that trust. Similarly, principal payments received by the trustee on the equipment notes held in each trust will be passed through to the certificateholders of that trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that trust.

REDEMPTION

     The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. If the equipment notes can be redeemed or purchased prior to their stated maturity, the prospectus supplement will describe the premium, if any, payable upon redemption or purchase, and any other terms applying to the redemption or purchase of the equipment notes.

SECURITY

     The equipment notes will be secured by:

     - An assignment by the owner trustee to the related indenture trustee of the owner trustee's rights under the lease or leases relating to the equipment units, including the right to receive payments of rent under the related lease; and

     - A perfected security interest granted to the indenture trustee in the applicable equipment units, subject to our rights under the applicable lease.

     Under the terms of each lease, our obligations with respect to the equipment units will be those of a lessee under a "net lease." Accordingly, we will be obligated, among other things, to pay all costs of operating the equipment units and to maintain and repair them at our expense.

     The assignment by the related owner trustee to the related indenture trustee of its rights under the related lease will exclude, among other things:

     - Rights of that owner trustee and the related owner participant relating to indemnification from us for some matters;

     - Insurance proceeds payable to that owner trustee in its individual capacity and to the related owner participant under liability insurance maintained by us as required by that lease or by that owner trustee or related owner participant;

     - Insurance proceeds payable to that owner trustee in its individual capacity or to the related owner participant under casualty insurance maintained by that owner trustee or related owner participant pursuant to that lease; and

     - Any rights of the related owner participant or that owner trustee to enforce payment of these amounts and their respective rights to the related proceeds of the foregoing.

INSURANCE COVERAGE

     The prospectus supplement will describe the insurance coverage we are required to maintain under the relevant lease.

RECOGNITION OF THE INDENTURE TRUSTEE'S SECURITY INTEREST

     We will be required to file each indenture, any indenture supplement, each lease and any lease supplement with respect to the related equipment units with the Surface Transportation Board of the U.S. Department of Transportation and to deposit those documents with the Registrar General of Canada under the Railway Act of Canada and to publish notice of the deposit in accordance with that Act. The filing with the Surface Transportation Board will give the indenture trustee a perfected security interest in (i) each such equipment unit whenever it is located in the United States and (ii) the applicable lease. The deposit and publication in Canada will be done in order to protect the lien of the indenture trustee in and to the lease and the equipment units subject to the indenture in Canada and any province or territory of any Canada, to the extent provided for in the Railway Act of Canada.

     Each equipment unit may be operated by us or, subject to some limitations, under sublease or interchange arrangements in the United States, Canada or Mexico. The extent to which the indenture trustee's security interest would be recognized in an equipment unit located in countries other than the United States and Canada is uncertain.

     The equipment notes issued under different indentures will not be cross-collateralized, and consequently the equipment notes issued in relation to certain equipment units will not be secured by any other equipment units or the lease related to any other equipment units. Unless and until an indenture default relating to an equipment unit occurs and is continuing, the indenture trustee may exercise only limited rights of the related owner trustee under the related lease.

INVESTMENT AND REINVESTMENT OF FUNDS

     The indenture trustee will invest and reinvest funds, if any, relating to any equipment units and held by that indenture trustee, including funds held as a result of the loss or destruction of those equipment units or termination of the lease, pending distribution of those funds. Investments will be described in the applicable indenture. We will direct the investment and reinvestment of those funds. We will not, however, direct investment and reinvestment if a lease event of default exists under the applicable lease.

     The net amount of any loss resulting from any of the investments made at our direction will be paid by us.

PAYMENTS AND LIMITATION OF LIABILITY

PAYMENTS

     The owner trustee will lease equipment units to us for a term commencing on the date those equipment units are delivered to the owner trustee. The term will expire on a date after the latest maturity date of the related equipment notes, unless previously terminated as permitted by the terms of the related lease. We will pay some payments, such as basic rent, under each related lease. Also, the related owner trustee under the applicable indenture will assign our payments to the related indenture trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the owner trustee on the equipment notes issued under the related indenture.

     In certain cases, the basic rent payments under a lease may be adjusted, but each lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related equipment notes. The balance of any basic rent payment under each lease, after payment of amounts due on the equipment notes issued under the indenture corresponding to the applicable lease, will be paid over to the applicable owner trustee. Our obligation to pay rent and to cause other payments to be made under each lease will be our general obligations.

LIMITATION OF LIABILITY

     The equipment notes will not be our obligations and will not be guaranteed by us, except in some specified circumstances involving our purchase of equipment units and our assumption of some specified obligations, including the obligation to make payments on the related equipment notes. None of the owner trustees, the owner participants or the indenture trustees will be personally liable to any holder of the equipment notes for amounts payable under those equipment notes, or, except as provided in the related indentures in the case of the owner trustees and the indenture trustees, for any liability under those indentures.

     Except in the circumstances mentioned, all amounts payable under any equipment notes, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from the assets secured by the lien of the applicable indenture with respect to the related equipment units or the income and proceeds received by the related indenture trustee from the applicable indenture, including rent payable by us under the related lease.

     Except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or equipment notes except for its own willful misconduct or gross negligence. None of the owner participants will have any duty or responsibility under the indentures or under the related equipment notes to the related indenture trustee or to any holder of those equipment notes.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable prospectus supplement, each indenture will provide that the obligations of the owner trustee and the indenture trustee under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date of irrevocable deposit with the related indenture trustee of:

     - Money; or

     - Obligations of the United States or any agency or instrumentality of the United States the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest on those obligations and complying with their terms, will provide money in an aggregate amount sufficient to pay when due, including as a consequence of redemption in respect of which notice is given on or prior to the date of irrevocable deposit, the:

      -- principal of,

      -- premium, if any, and

      -- interest on all equipment notes issued under the applicable indenture.

Discharge may occur only if, among other things:

     - No event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture has occurred and is continuing on the date of irrevocable deposit; and

     - We have delivered an opinion of counsel to the effect that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

The deposit of cash or securities as described will not discharge some obligations, including the obligations:

     - To register the transfer or exchange of equipment notes;

     - To replace stolen, lost, destroyed or mutilated equipment notes; and

     - To maintain paying agencies and hold money for payment in trust.

     Upon defeasance, or upon payment in full of the principal of, premium, if any, and interest on all equipment notes issued under any indenture on its maturity date or deposit with the applicable indenture trustee of money sufficient to satisfy those payment obligations no earlier than one year prior to the maturity of those equipment notes, the holders of the equipment notes will have no beneficial interest in or other rights related to the equipment units or other assets subject to the lien of the indenture. As a result, the lien will terminate.

OUR ASSUMPTION OF OBLIGATIONS

     Unless otherwise specified in the applicable prospectus supplement, upon our exercise of any options to purchase equipment units we may have under a lease prior to the end of the term of that lease, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity under the indenture with respect to the purchased equipment units, including the obligations to make payments on the related equipment notes.

     If we assume the obligations of the owner trustee, relevant provisions of the related lease, including provisions relating to maintenance, possession and use of the related equipment units, liens, insurance and events of default, will be incorporated into the indenture. Also, the equipment notes issued under that indenture will not be redeemed and will continue to be secured by the equipment units.

INDENTURE EVENTS OF DEFAULT AND REMEDIES

     The prospectus supplement will describe the events of default under the related indentures, the remedies that the indenture trustee may exercise with respect to the related equipment units, either at its own initiative or upon instruction from holders of the equipment notes, and other provisions relating to the occurrence of an event of default and the exercise of remedies. There will be no cross-default provisions in the indentures and events resulting in an event of default under any particular indenture will not necessarily result in an event of default under any other indenture. Similarly, there will be no cross-default provisions in the indenture relating to defaults under any of Union Tank's indebtedness.

     In the event of the bankruptcy of an owner participant, it is possible that, although the related equipment units are owned by an owner trustee in trust, those equipment units, the related lease and the related equipment notes might become part of the bankruptcy proceeding. In that event, payments on those equipment notes might be interrupted and the ability of the indenture trustee to exercise its remedies under the indenture might be restricted, although the indenture trustee would retain its status as a secured creditor in relation to the lease and the related equipment units. In addition, in the event of an owner participant bankruptcy, the estate might seek court approval to reject the related lease as an executory contract. A lease rejection, if successful, would leave the indenture trustee as a secured creditor in relation to the related equipment units with a claim for damages against the estate.

     If we were to become a debtor in a bankruptcy or reorganization case under the Bankruptcy Code, we or our bankruptcy trustee could reject any or all leases. In that event, there could be no assurance that the amount of any claim for damages under those leases that would be allowed in the bankruptcy case would be in an amount sufficient to provide for the repayment of the related equipment notes. In any case, rejection of a lease by us or our bankruptcy trustee would not deprive the related indenture trustee of its security interest in the related equipment units.

     We are not a railroad, and the protections against the automatic stay in bankruptcy under Section 1168 of the Bankruptcy Code which are granted to lessors, conditional vendors and purchase money financiers of rolling stock to a common carrier by railroad will not be available to an indenture trustee upon the occurrence of a bankruptcy-related event of default by us under a lease.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Unless otherwise indicated in the applicable prospectus supplement, this summary describes the principal United States federal income tax consequences of owning the certificates. This summary is the opinion of Neal, Gerber & Eisenberg, tax counsel to Union Tank. It applies to you only if you acquire certificates in the initial offering at the initial offering price and you own your certificates as capital assets for tax purposes. This summary does not apply to you if you are a member of a class of holders subject to special rules, such as:

     - A dealer in securities or currencies;

     - A trader in securities that elects to use a mark-to-market method of accounting;

     - A bank;

     - A life insurance company;

     - A tax-exempt organization;

     - A person that owns certificates that are a hedge or that are hedged against interest rate risks;

     - A person that owns certificates as part of a straddle or conversion transaction for tax purposes; or

     - A foreign investor.

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

     Please consult your own tax advisor concerning the consequences of owning these certificates in your particular circumstances under the Code and laws of any other taxing jurisdiction.

     This summary describes the tax consequences to a U.S. certificateholder. You are a U.S. certificateholder if you are a beneficial owner of a certificate and you are:

     - A citizen or resident of the United States;

     - A domestic corporation;

     - An estate whose income is subject to United States federal income tax regardless of its source; or

     - A trust if a United States court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. certificateholder, this summary does not apply to you and you should consult with your own tax advisor regarding the consequences of owning a certificate.

TAX STATUS OF THE TRUSTS

     Each trust will be classified as a grantor trust for United States federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     As a certificateholder, you will be treated as owning your proportional undivided interest in each of the equipment notes and any other property held by the related trust. Accordingly, your share of interest paid on the equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with your method of accounting for United States federal income tax purposes. If we were to assume an owner trust's obligations under any equipment notes, that assumption would be treated for United States federal income tax purposes as a taxable exchange of those equipment notes, resulting in recognition of gain or loss by you.

     You will be entitled to deduct, consistent with your method of accounting, your proportional share of fees and expenses paid or incurred by the corresponding trust as provided in Section 162 or 212 of the Code. Some fees and expenses, including fees paid to the trustee, will be borne by parties other than the certificateholders. Certain of these fees and expenses will be treated as constructively received by the trust, in which case a certificateholder will be required to include in income and will be entitled to deduct its proportional share of those fees and expenses. If a certificateholder is an individual, estate or trust, the deduction for the relevant holder's share of fees or expenses will be allowed only to the extent that all of that holder's miscellaneous itemized deductions, including that holder's share of such fees and expenses, exceed 2% of that holder's adjusted gross income. In addition, in the case of certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions in the Code.

ORIGINAL ISSUE DISCOUNT

     The equipment notes may be issued with original issue discount ("OID"). The applicable prospectus supplement will state whether any equipment notes to be held by the related trust will be issued with OID and, if applicable, will describe the special United States federal income tax rules governing debt instruments issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include that OID in income for United Stated federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to that income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a certificate, you will generally recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and your adjusted tax basis in the related equipment notes any other property held by the corresponding trust. Any gain or loss will be long-term capital gain or loss to the extent that gain or loss is attributable to property held by the trust for more than one year. Long-term capital gain of a noncorporate U.S. certificateholder is generally taxed at a maximum rate of 20%.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, if you are a noncorporate certificateholder, all payments on an equipment note will be reported to the Internal Revenue Service. In addition, the proceeds of the sale of your certificate before maturity within the United States will be reported to the Internal Revenue Service. Additionally, backup withholding at a rate of 31% will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

                             CERTAIN ILLINOIS TAXES

     The trustee is a national banking association with its principal corporate trust office in Chicago, Illinois. This summary is the opinion of Neal, Gerber & Eisenberg, our tax counsel. Under currently applicable law, (i) the trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Illinois or any of its political subdivisions and (ii) certificate owners who are not residents of Illinois or otherwise subject to tax in Illinois will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Illinois or any of its political subdivisions solely as a result of purchasing, holding (including receiving payments under) or disposing of a certificate, except to the extent (a) the indenture trustee forecloses on equipment units and any of those equipment units are located in Illinois, or (b) a trust engages in business in Illinois as a result of such foreclosure. Neither the trusts nor the certificate owners will be indemnified for any state or local taxes imposed on them, and therefore, the imposition of any such taxes on a trust could reduce the amounts available for distribution to the certificate owners of the trust. In general, if a certificate owner or a trust is subject to any state or local tax which would not be imposed if the trustee were located in a different jurisdiction in the United States, the trustee will resign and a new trustee in that other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, certificates may be purchased by or with assets of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A fiduciary of the plan must determine that the purchase of a certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans and certain church plans are not subject to the fiduciary responsibility provisions of ERISA. Any plan that purchases a certificate must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated under the Securities Act.

                              PLAN OF DISTRIBUTION

     The certificates may be sold to or through underwriters, directly to dealers or other purchasers, through agents or through a combination of these methods. The distribution of the certificates may be effected from time to time in one or more transactions at:

     - A fixed price or prices, which may be changed;

     - Market prices prevailing at the time of sale;

     - Prices related to the prevailing market prices at the time of sale; or

     - Negotiated prices.

     In connection with the sale of certificates, underwriters or agents may receive compensation from us or from purchasers of certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of certificates may be deemed to be underwriters, and any discounts or commissions received by them from us, and any profit on the resale of certificates by them, may be deemed to be underwriting discounts and commissions under the Securities Act. Any outright or deemed underwriter or agent will be identified, and any related compensation received form us will be described, in the applicable prospectus supplement.

     Under agreements which we may enter into, underwriters and agents who participate in the distribution of certificates may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

     We do not intend to apply for the listing of any series of certificates on a national securities exchange. If the certificates of any series are sold to or through underwriters, the underwriters may make a market in those certificates, as permitted by applicable laws and regulations. No underwriter would be obligated however, to make a market in those certificates, and any market-making that is done could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the certificates of any series.

     Some of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the certificates will be passed upon for us by Neal, Gerber & Eisenberg, Chicago, Illinois, and for any agents, dealers or underwriters by Mayer, Brown & Platt, New York, New York. Both Neal, Gerber & Eisenberg and Mayer, Brown & Platt will rely on the opinion of the Law Department of Bank One, National Association as to matters relating to the authorization, execution, authentication, issuance and delivery of the certificates under the pass through trust agreement.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You may read and copy any documents we file at the SEC's public reference room 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 until we sell all the certificates. This prospectus is part of a registration statement we filed with the SEC.

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1999;
       and

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     Union Tank will provide without charge to each person to whom this prospectus is delivered, upon written request, a copy (without exhibits) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be directed to the General Counsel and Secretary, Union Tank Car Company, 225 West Washington Street, Chicago, Illinois 60606, telephone (312) 372-9500.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY 18, 2000

PROSPECTUS

                             UNION TANK CAR COMPANY

                              SENIOR SECURED NOTES
                           -------------------------

      This prospectus relates to the issuance of senior secured notes by Union
                               Tank Car Company.

ISSUANCE OF SENIOR SECURED NOTES:

- Series may be periodically offered;

- Series may be denominated in U.S. dollars or other currencies or currency units;

- The notes will rank senior to all of Union Tank's existing and future subordinated indebtedness;

- The notes will be secured by a first priority lien on some of our railway tank cars and other rail cars;

- Prices and terms will be determined at the time of sale; and

- The total aggregate principal amount (or, in the case of debt securities issued at a discount, the initial offering price) will not exceed US $250,000,000 (or the equivalent in foreign currencies or currency units).

FORMS THAT SENIOR SECURED NOTES MAY TAKE:

- Registered form;

- Bearer form; or

- Global form.

     This prospectus is accompanied by a prospectus supplement which includes additional information as to a particular series of senior secured notes. We may not sell senior secured notes without both this prospectus and a prospectus supplement.

INFORMATION FOUND IN THE PROSPECTUS SUPPLEMENT:

- Aggregate principal amount of the series of senior secured notes

- Description of the collateral securing the notes

- Denominations

- Maturity

- Interest rate

- Time of interest payments

- Any terms for redemption

- Any terms for sinking fund payments

- Initial public offering price

- Names of any underwriters or agents

- Terms of any underwriting arrangements

- Amounts to be purchased by underwriters or agents

- Compensation of underwriters or agents

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this prospectus is                , 2000.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the senior secured notes we may offer.

     Each time we sell senior secured notes, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with additional information described in the section entitled "Where You Can Find More Information" on page 13.

     For more detail, you should read our registration statement and the exhibits filed with our registration statement.

                             UNION TANK CAR COMPANY

     We are principally engaged in the leasing of railway tank cars and other rail cars to United States, Canadian and Mexican manufacturers and other shippers of chemical products, including liquid fertilizers, petroleum products, including liquid petroleum gas, food products and bulk plastics. We own and operate one of the largest fleets of privately-owned railway tank cars in the world.

     We are a wholly-owned subsidiary of Marmon Industrial LLC, which is a wholly-owned subsidiary of Marmon Holdings, Inc. Substantially all the stock of Marmon Holdings, Inc. is owned, directly or indirectly, by trusts for the benefit of certain members of the Pritzker family. "Pritzker family" refers to the lineal descendants of Nicholas J. Pritzker, deceased.

     Our principal executive offices are located at 225 West Washington Street, Chicago, Illinois 60606, and our telephone number is (312) 372-9500.

                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of senior secured notes for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issuance of notes. These general corporate purposes may include, among other possible uses, financing the addition of railcars to our fleet, the repayment of indebtedness, capital expenditures and acquisitions. Pending such use, we may temporarily invest net proceeds in short-term securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for Union Tank and our consolidated subsidiaries for the periods indicated:

         YEAR ENDED DECEMBER 31,
  -------------------------------------
  1999    1998    1997    1996    1995
  ----    ----    ----    ----    ----
  2.96x   3.23x   2.74x   2.84x   2.41x

     The ratio of earnings to fixed charges represents the number of times that interest expense, amortization of debt discount and the interest component of rent expense were covered by income before income taxes and cumulative effect of a change in accounting principle and such interest, amortization and the interest component of rentals.

            DESCRIPTION OF SENIOR SECURED NOTES UNION TANK MAY OFFER

GENERAL

     As required by federal law for all bonds and notes of companies that are publicly offered, the senior secured notes are governed by a document called an indenture and security agreement. The indenture is a contract, dated as of May 17, 2000, between Union Tank and Bank One, National Association, which acts as trustee.

     The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under "Remedies If an Event of Default Occurs" on page 11. Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

     The indenture and its associated documents contain the full legal text of the matters described in this section. A copy of the indenture may be obtained from Union Tank as described below under "Where You Can Find More Information" on page 13.

     Union Tank may issue as many separate series of senior secured notes under the indenture as it wishes. The indenture does not limit the amount of notes which can be issued by Union Tank.

     This section summarizes the material terms of the senior secured notes that are common to all series, although the prospectus supplement which describes the terms of each series of notes may also describe differences from the material terms summarized here.

     Because this section is a summary, it does not describe every aspect of the senior secured notes. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we described the meaning for only the more important terms. We also have included references in parentheses to certain sections of the indenture. Whenever Union Tank refers to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement. You must look to the indenture for the most complete description of what Union Tank describes in summary form in this prospectus.

     This summary also is a subject to, and qualified by reference to, the description of the particular terms of the series of senior secured notes offered by a prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of notes will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of notes that Union Tank may offer.

     Union Tank may issue the senior secured notes as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The notes may also be issued as securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular notes. The prospectus supplement relating to specific notes will also describe any special considerations and certain additional tax considerations applicable to such notes.

     In addition, the specific financial, legal and other terms particular to a series of senior secured notes are described in the prospectus supplement and any pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the securities:

     - the title of the series of senior secured notes.

     - any limit on the aggregate principal amount of the series of senior secured notes;

     - a description of the collateral securing the notes;

     - the person to whom interest on a note is payable, if other than the holder on the regular record date;

     - the date or dates on which the series of notes will mature;

     - the annual rate or rates, which may be fixed or variable, at which the series of notes will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

     - the place or places where the principal of, premium, if any, and interest on the senior secured notes is payable;

     - the dates on which interest, if any, on the series of notes will be payable and the regular record dates for the interest payment dates;

     - any mandatory or optional sinking funds or similar provisions, or provisions for redemption of the notes at our option;

     - the date, if any, after which and the price or prices at which the series of notes may be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

     - if other than denominations of $1,000 and any of its integral multiples, the denominations in which the series of notes will be issuable;

     - the currency of payment of principal, premium, if any, and interest on the series of notes;

     - if the currency is subject to the election of Union Tank or a holder, the currencies which may be elected and the terms and conditions upon which the election can be made;

     - whether the provisions described under "Defeasance" on page 10 apply to the notes;

     - any event of default under the series of senior secured notes which is different from those described under "What is an Event of Default?" on page 11;

     - if the series of notes will be issuable only in the form of a global security, the depository or its nominee with respect to the series of notes and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

     - any other special feature of the series of senior secured notes.

LEGAL OWNERSHIP

STREET NAME AND OTHER INDIRECT HOLDERS

     We generally will not recognize investors who hold notes in accounts at banks or brokers as legal holders of notes. This is called holding in street name. Instead, Union Tank would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its notes. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the notes, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold notes in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle voting if required;

     - whether and how you can instruct it to send you notes registered in your own name so that you can be a direct holder as described below; and

     - how it would pursue rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests.

DIRECT HOLDERS

     Our obligations, as well as the obligations of the trustee and those of any third parties employed by Union Tank or the trustee, run only to persons who are registered as holders of notes. As noted above, Union Tank does not have obligations to you if you hold notes in street name or other indirect means, either because you choose to hold notes in that manner or because the notes are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment, even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

GLOBAL SECURITIES

     - WHAT IS A GLOBAL SECURITY? A global security is a special type of indirectly held security, as described above under "Street Name and Other Indirect Holders". If Union Tank chooses to issue notes in the form of global securities, the ultimate beneficial owners can only be indirect holders. Union Tank would do this by requiring that the global security be registered in the name of a financial institution it selects and by requiring that the notes represented by the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of a global security is called the depositary. Any person wishing to own a note must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of senior secured notes will be issued only in the form of global securities.

     - SPECIAL INVESTOR CONSIDERATIONS FOR GLOBAL SECURITIES. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of notes and instead deal only with the depositary that holds the global security.

     If you are an investor, you should be aware that if notes are issued only in the form of global securities:

     - You cannot get notes registered in your own name.

     - You cannot receive physical certificates for your interest in the notes.

     - You will be a street name holder and must look to your own bank or broker for payments on the notes and protection of your legal rights relating to the notes. See "Legal Ownership -- Street Name and Other Indirect Holders" on page 4.

     - You may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

     - The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. Union Tank and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interest in the global security. Union Tank and the trustee also do not supervise the depositary in any way.

     - SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED. In a few special situations described in the next paragraph, a global security will terminate and interests in it will be exchanged for physical certificates representing notes. After that exchange, the choice of whether to hold notes directly or in street name will be up to you. You will have to consult your own bank or broker to find out how to have your interests in notes transferred to your own name, so that you will be a direct holder. When a global security terminates, certificates will be issued in the names of registered holders specified by the depositary, not by Union Tank or the trustee. The rights of street name investors and direct holders of notes have been previously described in the subsections entitled "Street Name and Other Indirect Holders" on page 4 and "Direct Holders" on page 5.

     The special situations in which a global security will be terminated are:

     - When the depositary notifies Union Tank that it is unwilling, unable or no longer qualified to continue as depositary.

     - When Union Tank notifies the trustee that it wishes to terminate the global security.

     - When an event of default on the notes has occurred and has not been cured. (Default is discussed later under "Events of Default" on page 10.)

The prospectus supplement may also describe additional situations for terminating a global security that would apply only to the particular series of notes covered by the prospectus supplement.

     In the remainder of this description "you" means direct holders and not street name or other indirect holders of notes. Indirect holders should read the previous subsection on page 4 entitled "Street Name and Other Indirect Holders".

OVERVIEW OF REMAINDER OF THIS DESCRIPTION

     The remainder of this description summarizes:

     - Additional Mechanics relevant to the notes under normal circumstances, such as how you transfer ownership and where Union Tank makes payments;

     - Your rights in several Special Situations, such as if Union Tank merges with another company, or if Union Tank wants to change a term of the notes;

     - Except for its obligations relating to the collateral securing a series of notes, the absence in the indenture of any promises by Union Tank about how it will run its business or any business action Union Tank promises to take, known as a Restrictive Covenant;

     - Defeasance clauses, which may allow for Union Tank to be completely released from its payment and other obligations on the notes or partially released from any restrictive covenants in the indenture; and

     - Your rights if Union Tank Defaults or experiences other financial difficulties.

ADDITIONAL MECHANICS

     FORM, EXCHANGE AND TRANSFER

     Unless otherwise specified in a prospectus supplement, the notes will be issued:

     - only in fully registered form;

     - without interest coupons; and

     - in denominations that are even multiples of $1,000. (Section 2.2).

     You may have your notes divided into more notes of smaller denominations or combined into fewer notes of larger denominations, as long as the total principal is not changed. (Section 2.8). This is called an exchange.

     You may exchange or transfer notes at the office of the trustee. The trustee acts as Union Tank's agent for registering notes in the names of holders and transferring notes. Union Tank may change this appointment to another entity or perform these functions itself. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 2.7).

     You will not be required to pay a service charge to transfer or exchange notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership. (Section 2.8).

     If the notes are redeemable, neither the registrar nor Union Tank is required to register the transfer or exchange of notes during the period beginning 15 days before the day Union Tank mails the notice of redemption and ending on the day on which the notice of redemption is first published. Union Tank may also refuse to register transfers or exchanges of notes selected for redemption, except that Union Tank will continue to permit transfers and exchanges of the unredeemed portion of any note being partially redeemed. (Section 2.8).

     PAYMENT AND PAYING AGENTS

     Union Tank will pay interest to you, if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the note on the date interest is actually paid. That particular day, usually about two weeks in advance of the payment date, is called the regular record date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that Union Tank will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the securities to pro rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

     Union Tank will pay interest, principal and any other money due on the notes at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. Union Tank may choose to pay interest by mailing checks.

     Street Name and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

     Union Tank may also arrange for additional payment offices, and may cancel or change these offices, including its use of the trustee's corporate trust office. These offices are called paying agents. Union Tank may also choose to act as its own paying agent. Union Tank must notify the trustee of the name and address of any paying agent that is not a party to the indenture. (Section 2.4).

     NOTICES

     Union Tank and the trustee will send notices regarding the notes only to direct holders, using their addresses as listed in the trustee's records. (Sections 5.2 and 8.6).

SPECIAL SITUATIONS

     MERGERS AND SIMILAR EVENTS

     Union Tank is generally permitted to consolidate or merge with another person. We are also permitted to sell or convey all or substantially all of our assets to another person. However, we may not take any of these actions unless the following conditions are met:

     - Where Union Tank merges out of existence or sells or conveys all or substantially all of its assets, the other person must be organized under the laws of any state or the District of Columbia or under federal law, and it must agree to be legally responsible for the notes.

     - Immediately after giving effect to the merger, sale of assets or other transaction, Union Tank must not be in default on the notes. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if Union Tank were to be given a default notice or if the event were to exist for a specific period of time. (Section 6.1).

Following the consolidation or merger with or sale or lease of assets to another person, that person will be substituted for Union Tank under the indenture, and, except in the case of a lease, all obligations of Union Tank under the indenture and the debt securities will terminate.

     MODIFICATION AND WAIVER

     There are three types of changes Union Tank can make to the indenture and the notes.

     CHANGES REQUIRING YOUR APPROVAL. We cannot make the following changes to your notes without your specific approval:

     - change the rate of interest or the time of payment of any note;

     - change the principal amount of or the stated maturity of any note;

     - reduce any premium payable upon the redemption of any note;

     - waive a default in the payment of the principal of or interest on any note;

     - change the currency of payment on a note;

     - impair your right to sue for payment;

     - permit the disposition of the collateral securing the notes except as permitted by the indenture;

     - reduce the percentage of the principal amount of notes the consent of which is needed to modify or amend the indenture;

     - reduce the percentage of the principal amount of notes the consent of which is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

     - modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 10.2).

     CHANGES REQUIRING A MAJORITY VOTE. The second type of change to the indenture and the notes is the kind that requires a vote in favor by the holders of notes owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the notes described in the next paragraph. (Section 10.2). Union Tank may obtain a waiver of a past default from the holders of notes owning a majority of the principal amount of the particular series affected. However, Union Tank cannot obtain a waiver of a payment default or any other aspect of the indenture or the notes listed and described previously under "Changes Requiring Your Approval" unless Union Tank obtains a consent to the waiver from every holder. (Section 10.2).

     CHANGES NOT REQUIRING APPROVAL. The third type of change to the indenture and the notes does not require any vote by holders of notes. This type is limited to:

     - cure any ambiguity, defect or inconsistency in the indenture or in the debt securities;

     - provide for the assumption of all the obligations of Union Tank under the debt securities and under the indenture by any corporation in connection with a merger, consolidation, or transfer or lease of substantially all of our assets;

     - to secure the debt securities;

     - provide for uncertificated debt securities in addition to or in place of certificated debt securities;

     - make any change that does not adversely effect the rights of any holder of a debt security;

     - provide for the issuance of and establish the form and terms and conditions of a series of debt securities; or

     - add to rights of holders of debt securities. (Section 10.1).

ABSENCE OF RESTRICTIVE COVENANTS

     Except for its obligations relating to the collateral as described below under "Security," the indenture does not contain any promises by Union Tank on how it will operate its business and does not restrict Union Tank's ability to incur debt or grant liens on its assets. Similarly, the indenture does not contain any "event risk" provisions that may afford holders of notes protection in the event of a highly leveraged transaction involving Union Tank. If Union Tank determines to include such a promise for the benefit of a particular series of notes, such promise, or restrictive covenant, will be described in the prospectus supplement relating to that series of notes.

     SECURITY

     Each series of notes will be secured by a first priority lien on some of our railway tank cars and other rail cars of the types used in our business. The specific collateral that secures a series of notes, the cost of the collateral and the earliest date on which any of the collateral was put in use, will be described in the prospectus supplement for that series. The cost of any unit of equipment included in the collateral that is built by us or our subsidiary will be the so-called "car builder's cost." This includes our cost of labor and material and overhead, but does not include any manufacturing profit. The cost of any unit of equipment included in the collateral that we purchase from another manufacturer will be our actual cost.

     The indenture contains provisions requiring us to record the indenture and each indenture supplement promptly after they are executed and delivered with the Surface Transportation Board of the U.S. Department of Transportation and the Registrar General of Canada. We will be required to take similar actions in all other jurisdictions required by law or reasonably requested by the trustee in order to protect the trustee's security interest in the collateral and your rights, but we will not be required to recorded in any jurisdiction if:

     - in our opinion the recording would be too burdensome, and

     - after taking into account our failure to record, we have done everything required by law to protect the trustee's security interest in collateral with a value of not less than 90% of the value of all collateral securing the particular series of notes. The indenture defines "value" as the greater of the fair market value of the collateral and the cost of the collateral reduced by 1/20 of the cost for each year the collateral has been in use.

     MAINTENANCE, RELEASE AND SUBSTITUTION OF COLLATERAL

     We will be required to maintain the collateral in good condition until it becomes worn out, unsuitable for use, lost or destroyed. This is called a casualty occurrence. The indenture provides that whenever collateral securing a particular series of notes with a value of $750,000 or 1% of the principal amount of that series of notes then outstanding, whichever is less, has suffered a casualty occurrence, we must either deposit with the trustee cash equal to the value of the collateral that suffered the casualty occurrence as of the date of the casualty occurrence or deliver to the trustee collateral with a value at least equal to the value of the collateral that suffered the casualty occurrence.

     The indenture provides for the release by the trustee of collateral securing a particular series of notes at our request provided that we:

     - grant to the trustee a first priority lien on other units of equipment, regardless of when those units were first put into use with a value at least equal to the value of the collateral to be released, or

     - pay to the trustee cash equal to the value of the collateral to be released.

Any cash we deposit with the trustee in connection with a casualty occurrence or a release of collateral will be paid by the trustee to us if we elect to exchange additional units of equipment with a value at least equal to the amount of cash to be paid by the trustee.

     RANKING OF THE SENIOR SECURED NOTES

     The notes will rank senior in right of payment to all of our existing and future subordinated indebtedness. "Subordinated indebtedness" means all of our indebtedness that is expressly subordinate in right of payment to the notes. Each series of senior secured notes will rank equal in right of payment to all other series of notes issued under the indenture and to our other indebtedness which is not subordinated.

DEFEASANCE

     Union Tank may be completely released from its payment and other obligations on the notes or may be released from certain events of default as described below. The following discussion of defeasance, satisfaction and discharge will be applicable to your series of notes unless Union Tank chooses not to have them apply to that series, in which case it will state that in the prospectus supplement. (Section 9.1).

     FULL DEFEASANCE

     Union Tank can legally release itself from certain obligations on the notes of a series, called defeasance, if Union Tank puts in place the following arrangement for you to be repaid:

     - Union Tank must deposit with the trustee, in trust, at or before maturity, for your benefit and the benefit of all holders of the debt securities of that series a combination of money and U.S. government notes or bonds or notes or obligations guaranteed by the U.S. government that, in the opinion of a nationally recognized firm of independent public accountants chosen by Union Tank, will generate enough cash to make interest, principal and any other payments on the notes on their various due dates. (Section 8.1).

     Defeasance of the notes would be subject to the satisfaction of certain conditions, including:

     - There cannot be an event of default on the date Union Tank makes the deposit in trust;

     - Your interest and all other holders of notes in the deposit must be perfected; and

     - The deposit must not result in the breach by Union Tank of any of its material agreements.

     SATISFACTION AND DISCHARGE

     If we are able to defease the notes, as described above, and satisfy certain other conditions, Union Tank will be released from its obligations to pay principal and interest on the notes when due, and you would have to rely solely on the money or securities deposited in trust for repayment of the notes. You could not look to Union Tank for repayment.

     The conditions that must be satisfied include, except in limited circumstances involving a deposit made within one year of maturity of the notes:

     - There cannot be an event of default on the date we make the deposit or on the 91st day after we make the deposit; and

     - Union Tank must deliver to the trustee a legal opinion of nationally recognized tax counsel confirming that Union Tank may make the deposit of money or securities without causing you to be taxed on the notes any differently than if Union Tank did not make the deposit and instead repaid the notes in accordance with their terms.

DEFAULT AND RELATED MATTERS

     EVENTS OF DEFAULT

     You will have special rights if an event of default occurs and is not cured, as described later in this subsection. Unless otherwise specified in a prospectus supplement, all of the senior secured notes issued under the same indenture supplement will relate to specific collateral and there will be no cross-collateralization or cross-default provisions in the indenture supplements.

     WHAT IS AN EVENT OF DEFAULT? The term "Event of Default" means any of the following:

     - Union Tank does not pay the principal of a note on its due date.

     - Union Tank does not pay interest on a note within 30 days of its due date.

     - Union Tank does not deposit money in a separate account, known as a sinking fund, when a deposit is due.

     - Union Tank remains in breach of any agreement of Union Tank contained in the indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the outstanding principal amount of notes of the affected series.

     - Union Tank files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur. (Section 7.1).

     REMEDIES IF AN EVENT OF DEFAULT OCCURS. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the notes of the affected series may declare the entire principal amount of all the notes of that series and any accrued interest to be due and immediately payable. In the case of original issue discount securities, the trustee or the required percentage of holders may declare due and payable the portion of the principal amount that is specified in the terms of the affected debt security. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the notes of the affected series if all events of default have been cured or waived but only before a judgment or decree based on the acceleration has been obtained. (Section 7.2).

     Please refer to the prospectus supplement relating to any series of notes which are original issue discount securities for the particular provisions relating to acceleration of the maturity of original issue discount securities upon the occurrence of an event of default.

     Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 8.1). If reasonable indemnity is provided, subject to some limitations, the holders of a majority of the outstanding principal amount of the notes of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 7.6).

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

     - You must give the trustee written notice that an event of default has occurred and remains uncured.

     - The holders of 25% of the outstanding principal amount of all the notes of the relevant series must make a written request that the trustee take action because of an event of default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

     - The trustee must have not taken action for 60 days after receipt of the above written request and offer of indemnity and no directions inconsistent with the above written request must have been given to the trustee by the holders of a majority of the outstanding principal amount of the notes during such period. (Section 7.7).

     However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after its due date. (Section 7.8).

     Street name and other indirect holders should consult their banks, brokers or other financial institutions for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

OUR RELATIONSHIP TO THE TRUSTEE

     Bank One, National Association is the trustee under certain indentures, equipment trust agreements and a pass through trust agreement to which Union Tank is a party. Certain of these agreements relate to indebtedness which is secured. If an event of default occurred under the indenture relating to the senior secured notes or one of the other agreements under which Bank One, National Association acts as trustee, Bank One, National Association may be deemed to have a conflicting interest with respect to the notes for purposes of the Trust Indenture Act of 1939 and, therefore, may be required to resign as trustee. First Chicago also provides customary banking services, including commercial credit facilities and standby letters of credit to Union Tank and certain of our affiliates. In 1998, Union Tank entered into a sale-leaseback transaction with a trust for the benefit of an affiliate of the trustee in which we sold to and leased back from the trust approximately $130,000,000 in rail cars. In 1992, we entered into a sale-leaseback transaction with a trust for the benefit of, among others, a subsidiary of Bank One, National Association's parent. In that transaction, Union Tank sold to and leased back from the trust approximately $118,000,000 in rail cars.

                              PLAN OF DISTRIBUTION

     Union Tank may sell senior secured notes:

     - to or through underwriters;

     - through agents;

     - through dealers; or

     - through a combination of these methods.

     The distribution of the notes may be effected from time to time in one or more transactions at (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) prices related to the prevailing market prices at the time of sale, or (iv) negotiated prices.

     The prospectus supplement for each series of notes will describe:

     - the terms of the offering of those notes, including the names of any agents or underwriters;

     - the public offering or purchase price;

     - any discounts and commissions to be allowed or paid to the agents or underwriters and all other items which are underwriting compensation;

     - any discounts and commissions to be allowed or paid to dealers; and

     - other specific terms of the particular notes.

     Only the agents or underwriters named in a particular prospectus supplement are agents or underwriters in connection with the notes being offered by that prospectus supplement.

     Underwriters, agents and dealers may be entitled, under agreements with Union Tank, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

     Each series of senior secured notes will be a new issue of securities and will not have an established trading market. Union Tank will not list any series of notes on an exchange. No assurance can be given that you will be able to resell any notes that you may purchase.

     Underwriters, dealers or agents may engage in transactions with, or perform services for, Union Tank or its affiliates in the ordinary course of business.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the senior secured notes offered hereby will be passed upon for us by Neal, Gerber & Eisenberg, Chicago, Illinois, and for any agents, dealers or underwriters by Mayer, Brown & Platt, New York, New York.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any documents we file at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filing we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 until we sell all the senior secured notes. This prospectus is part of a registration statement we filed with the SEC.

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1999;
       and

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     We will provide without charge to each person to whom this prospectus is delivered, upon written request, a copy (without exhibits) of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to the General Counsel and Secretary, Union Tank Car Company, 225 West Washington Street, Chicago, Illinois 60606, telephone (312) 372-9500.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee.........    $ 66,000*
Trustees' fees and expenses.................................      13,000
Printing expenses...........................................      75,000
Auditors' fees and expenses.................................      15,000
Attorneys' fees and expenses................................      75,000
Rating agency fees..........................................     125,000
Miscellaneous...............................................      11,000
                                                                --------
       Total................................................    $380,000
                                                                ========

-------------------------
* Actual. All other amounts are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, Article Sixth of Union Tank's Restated Certificate of Incorporation and Article VIII of Union Tank's By-Laws authorize and empower Union Tank to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of such person's relationship with Union Tank, provided that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the pan of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION OF DOCUMENTS
-------                          ------------------------
   1(a)   --   Form of Underwriting Agreement (Debt Securities).*
   1(b)   --   Form of Underwriting Agreement (Pass Through Certificates).*
   1(c)   --   Form of Underwriting Agreement (Senior Secured Notes).*
4(a)(1)   --   Indenture dated as of January 16, 1997 between Union Tank
               and Harris Trust and Savings Bank. Incorporated by reference to Exhibit 4(b) to Union Tank's Registration Statement on
               Form S-3 (Registration No. 333-17121).
4(a)(2)   --   Pass Through Trust Agreement dated as of May 17, 2000
               between Union Tank and Bank One, National Association.
4(a)(3)   --   Indenture and Security Agreement dated as of May 17, 2000
               between Union Tank and Bank One, National Association.
   5(a)   --   Opinion of Neal, Gerber & Eisenberg, counsel for Union Tank, relating to Debt Securities.
   5(b)   --   Opinion of Neal, Gerber & Eisenberg, counsel for Union Tank, relating to Pass Through Certificates.
   5(c)   --   Opinion of Neal, Gerber & Eisenberg, counsel for Union Tank, relating to Senior Secured Notes.

EXHIBIT
NUMBER                           DESCRIPTION OF DOCUMENTS
-------                          ------------------------
      8   --   Tax Opinion of Neal, Gerber & Eisenberg, counsel for the
               Company.
     12   --   Computation of Ratios of Earnings to Fixed Charges for the
               five years ended December 31, 1999. Incorporated by
               reference to Exhibit 12 to Union Tank's Annual Report on
               Form 10-K for the year ended December 31, 1999.
  23(a)   --   Consent of Ernst & Young LLP, Independent Auditors.
  23(b)   --   Consent of Neal, Gerber & Eisenberg (included in Exhibits
               5(a), 5(b), 5(c) and 8(a)).
     24   --   Powers of Attorney (included on the signature pages to this
               Registration Statement).
  25(a)   --   Statement of Eligibility on Form T-1 of Harris Trust and
               Savings Bank as trustee for the Debt Securities.
               Incorporated by reference to Exhibit 25(b) to Union Tank's
               Registration Statement on Form S-3 (Registration No.
               333-17121).
  25(b)   --   Statement of Eligibility on Form T-1 of Bank One, National
               Association, as trustee under the Pass Through Trust
               Agreement and under the Indenture and Security Agreement.

-------------------------
* To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS

     A.  Undertakings Regarding Rule 415 Offering.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to
        Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.  Undertaking Regarding Documents Subsequently Filed Under the Exchange
Act.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.  Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Union Tank Car Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 17th day of May, 2000.

                                          UNION TANK CAR COMPANY

                                                    /s/ R.C. GLUTH
                                          --------------------------------------
                                                     Robert C. Gluth,
                                                Executive Vice President,
                                                  Treasurer and Director

     Each person whose signature appears below hereby constitutes and appoints Robert C. Gluth, Robert W. Webb and Kenneth P. Fischl, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned and to file the same, with all exhibits thereto, in any and all capabilities, to sign any and all amendments and any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (including post-effective amendments thereto and other documents in connection therewith), with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of May, 2000.

                     SIGNATURE                                                TITLE
                     ---------                                                -----
              /s/ ROBERT A. PRITZKER                      President and Director (principal executive
---------------------------------------------------       officer)
                Robert A. Pritzker
                  /s/ R.C. GLUTH                          Executive Vice President, Treasurer and
---------------------------------------------------       Director (principal financial and accounting
                  Robert C. Gluth                         officer)
                  /s/ K.P. FISCHL                         Director
---------------------------------------------------
                    K.P. Fischl